Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 28, 2012, accompanying the consolidated financial statements included in the Annual Report of Hemagen Diagnostics, Inc. on Form 10-K for the years ended September 30, 2012 and 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Hemagen Diagnostics, Inc. on Forms S-3 (File Nos. 333-40606, 333-124425 and 333-171380) and the Registration Statement on Form S-8 (File Nos. 333-57080, 333-156381, 333-158984 and 333-161918).

/s/Stegman and Company
Baltimore, Maryland
December 28, 2012